As filed with the Securities and Exchange Commission on December 29, 2010

Registration No. 333-49366

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

REWARDS NETWORK INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	84-6028875
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification No.)

Two North Riverside Plaza, Suite 950

Chicago, Illinois 60606

(Address of Principal Executive Offices) (Zip Code)

Roya Behnia

Senior Vice President, General Counsel and Secretary

Rewards Network Inc.

Two North Riverside Plaza Suite 950

Chicago, Illinois 60606

(312) 521-6767

(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

Copy to:

Timothy J. Melton

Jones Day

77 West Wacker

Chicago, Illinois 60601

(312) 782-3939

Approximate date of commencement of proposed sale to the public: Not applicable.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered pursuant to dividend or interest reinvestment plans, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by a check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

EXPLANATORY NOTE

This Post-Effective Amendment No. 2 to the Registration Statement on Form S-3 (File No. 333-49366) originally filed on November 6, 2000 (as amended or supplemented, the “Registration Statement”) of Rewards Network Inc. (the “Company”) is being filed to remove from registration any and all of the shares of the Company’s common stock, $0.02 par value per share, and any and all of the shares of the Company’s Series A preferred stock, $0.10 par value per share, that were registered and have not been, and will not be, sold pursuant to the Registration Statement.

This Post-Effective Amendment No. 2 is being filed in accordance with the Company’s undertaking set forth in Part II, Item 17 of the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 2 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on December 29, 2010.

Rewards Network Inc.

By:	/S/ RONALD L. BLAKE
Name:	Ronald L. Blake
Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

	Signature	Title	Date

	/S/ RONALD L. BLAKE	Director, President and Chief Executive Officer (Principal Executive Officer)	December 29, 2010
Ronald L. Blake

	/S/ CHRISTOPHER J. LOCKE	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	December 29, 2010
Christopher J. Locke

	*	Director	December 29, 2010
Ellen Havdala

	*	Director	December 29, 2010
Tiara J. Nelson

	*	Director	December 29, 2010
Mark R. Sotir

* By:	/S/ CHRISTOPHER J. LOCKE
Christopher J. Locke, Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

24.1	Power of Attorney